Kfx Inc.

Second Addendum
to the
Common Stock and Warrant Purchase Agreement

This Second Addendum to the Common Stock and Warrant Purchase Agreement (this "Addendum"), is entered into as of July 1, 2002, by and among KFx Inc., a Delaware corporation (the "Company"), the parties listed on Schedule A attached hereto (each, an "Additional Investor" and collectively, the "Additional Investors"), and the parties listed on Schedule B attached hereto (the "Existing Investors"), with reference to the following facts:

WHEREAS, the Company and the Existing Investors are parties to that certain Common Stock and Warrant Purchase Agreement, dated as of March 28, 2002 (the "Purchase Agreement"; each capitalized term not otherwise defined herein has the meaning ascribed to that term in the Purchase Agreement), which provides that the Existing Investors or their designees may purchase from the Company shares of Common Stock and Warrants on the same terms and conditions as set forth in the Purchase Agreement and that such investors will become parties to the Purchase Agreement, the Investors' Rights Agreement, as amended and restated, and the Put and Call Option Agreement, as amended and restated;

WHEREAS the Company and the Existing Investors entered into an Addendum to the Common Stock and Warrant Purchase Agreement (the "First Addendum"), Amended and Restated Investors' Rights Agreement and Amended and Restated Put Agreement, all dated as of April 30, 2002;

WHEREAS, the Company, the Existing Investors and the Additional Investors have agreed to amend and restate the Amended and Restated Investors' Rights Agreement and the Amended and Restated Put Agreement in connection with the Closing (as defined in section 2.1);

WHEREAS the Company has authorized the sale and issuance of four hundred thousand (400,000) shares of its Common Stock (the "Shares") pursuant to the terms of this Addendum;

WHEREAS the Company has authorized the issuance of warrants, in substantially the form attached to the Purchase Agreement as its Exhibit A, to purchase four hundred fifty thousand (450,000) shares of Common Stock (the "Warrants", and together with the Shares, the "Securities") pursuant to the terms of this Addendum; and

WHEREAS the Company wishes to sell to the Additional Investors, and the Additional Investors wish to purchase, the Shares and Warrants on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

    Authorization and Sale of the Shares.

      Authorization. The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of four hundred thousand (400,000) shares of its Common Stock and Warrants to purchase four hundred fifty thousand (450,000) shares of Common Stock on exercise of such Warrants.

      Issuance and Sale of the Shares and Warrants. On the terms and subject to the conditions hereof, each Additional Investor agrees, severally but not jointly, to purchase, and the Company agrees to issue and sell to each such Additional Investor, at the Closing: (a) the number of shares of Common Stock set forth opposite the name of such Additional Investor on Schedule A at a purchase price of $2.50 per share, and (b) Warrants to purchase the number of shares of Common Stock set forth opposite the name of such Additional Investor on Schedule A at a price of $2.75 per share of Common Stock, as that amount may be adjusted pursuant to the Warrants.

      Parties to the Purchase Agreement. The Company and the Existing Investors hereby agree that pursuant to this Addendum each Additional Investor shall hereby become a party to the Purchase Agreement. In connection therewith, each Additional Investor shall be deemed to (i) be a party to the Purchase Agreement, (ii) be an "Investor" for all purposes under the Purchase Agreement and (iii) have all rights and obligations of an Investor thereunder. The Shares and Warrants acquired by the Additional Investors hereunder shall be considered "Shares" and "Warrants", respectively, and shall be considered "Securities" collectively, for all purposes under the Purchase Agreement.

      Defined Terms. For purposes of this Addendum and the representations and warranties of the Company in the Purchase Agreement that are incorporated herein by reference in section 4.2, the term "Related Documents" means the Purchase Agreement, the Amended and Restated Investors' Rights Agreement (as further amended and restated), the Amended and Restated Put Agreement (as further amended and restated), the Warrants issued pursuant to the Purchase Agreement, the First Addendum and this Addendum.

    Closing; Delivery.

      Closing. Upon satisfaction of the conditions set forth in sections 6 and 7, the closing of the purchase, sale and issuance of the Shares and Warrants listed on Schedule A attached hereto shall take place at the offices of Shartsis, Friese & Ginsburg LLP, 18th Floor, One Maritime Plaza, San Francisco 94111, on July 1, 2002 (the "Closing Date"), at 10:00 a.m., or at such other time and place as the parties may agree (the "Closing").

      Delivery at the Closing. Subject to the terms of this Addendum, at the Closing the Company will deliver to each Additional Investor listed on Schedule A attached hereto: (i) a stock certificate representing the number of shares of Common Stock set forth opposite the name of such Additional Investor on Schedule A; and (ii) a Warrant to purchase the number of shares of Common Stock set forth opposite the name of such Additional Investor on the Schedule A against delivery to the Company by each such Additional Investor at the Closing of a wire transfer of funds or promissory note for the aggregate purchase price of the Shares acquired by such Additional Investor.

    Waiver of Section 1.3(c) of the Purchase Agreement - Option to Make Additional Investment. The Company, the Additional Investors and the Existing Investors hereby agree to waive the last sentence of section 1.3(c) of the Purchase Agreement in connection with this Addendum (and this Addendum only). In connection with such waiver, the Company, the Additional Investors and the Existing Investors hereby agree that the proceeds from the sale of the Shares pursuant to this Addendum shall be used as follows: (a) to repay loan and/or debt obligations maturing during the month of June, and (b) the proceeds remaining after the payments described in clause (a) shall be used for general corporate purposes.

    Representations and Warranties of the Company; Disclosure. Each Additional Investor hereby acknowledges receipt of the Purchase Agreement and the exhibits and schedules thereto. The Company represents and warrants to each Additional Investor that:

      The representatives and warranties of the Company set forth in section 2 of the Purchase Agreement and section 8 of the Put and Call Option Agreement were true and correct when made.

      The representations and warranties referred to above, which are incorporated by reference herein and made a part hereof, are true and correct as of the date hereof as if made on the date hereof, except (a) for changes resulting from the transactions contemplated in the Purchase Agreement, the First Addendum, the Investors' Rights Agreement, the Amended and Restated Investors' Rights Agreement, the Put and Call Option Agreement, the Amended and Restated Put Agreement and the Warrants issued pursuant to the Purchase Agreement and the Addendum, and (b) as set forth in Disclosure Schedule 4.2 attached hereto.

      The Company has complied with and is not in violation of any covenant set forth in section 4 of the Purchase Agreement, sections 3 (that is, the Company has, among other things, repurchased all of the Pegasus Series C Preferred Stock set forth on Disclosure Schedule 3 thereof) and 4 of the First Addendum, section 3 of the Amended and Restated Investors' Rights Agreement or section 7 of the Amended and Restated Put Agreement.

    Representations and Warranties of Additional Investors. Each Additional Investor has reviewed the representations and warranties set forth in section 3 of the Purchase Agreement. Each Additional Investor, severally but not jointly, represents and warrants to the Company that such representations and warranties, which are incorporated herein by reference and made a part hereof, are true and correct as of the date hereof with respect to such Additional Investor.

    Additional Investors' Obligations at Closing. Each Additional Investor's obligation to purchase and pay for the Securities is subject to the fulfillment to such Additional Investor's satisfaction at the Closing of the following conditions:

      Representations and Warranties Correct; Performance Obligations. The representations and warranties of the Company contained in section 4 hereof shall be true and correct on and as of the date of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Addendum.

      Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Addendum that are required to be performed by it or with which it is required to have complied on or before the Closing.

      Securities Compliance. The Company shall have taken all action necessary to comply with any federal or state securities laws applicable to the transactions contemplated hereunder.

      Consents, Permits, and Waivers. The Company shall have obtained any and all consents, licenses, permits, orders, authorizations, waivers and the like necessary or appropriate for consummation of the transactions contemplated by this Addendum and the other Related Documents (except for such as may be properly obtained subsequent to the Closing).

      Stockholder Approval. The Company shall have satisfied all stockholder approval requirements of applicable law, rule or regulation, including provisions of the American Stock Exchange, or any other exchange or market on which the Common Stock is then listed or traded.

      Absence of Litigation. No proceeding challenging this Addendum, the other Related Documents, the Warrants issued in connection with this Addendum or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

      Compliance Certificate. The Company shall deliver to each Additional Investor at the Closing, relating to such Additional Investor's purchase of the Common Stock and the issuance of the Warrants, a certificate signed by the President of the Company stating that the Company has complied with or satisfied each of the conditions to the Additional Investor's obligation to consummate the Closing set forth in sections 6.1 through 6.6, unless waived in writing by the Additional Investor.

      Opinion of Counsel. The Company shall deliver to each Additional Investor at the Closing an opinion of counsel for the Company, dated as of the Closing, in the form attached hereto as Exhibit A.

      Second Amended and Restated Investors' Rights Agreement. The Second Amended and Restated Investors' Rights Agreement, in substantially the form attached hereto as Exhibit B, shall have been executed by all the parties thereto on or prior to such Closing.

      Second Amended and Restated Put Agreement. The Second Amended and Restated Put Agreement, in substantially the form attached hereto as Exhibit C, shall have been executed by all the parties thereto on or prior to such Closing.

      Expenses. At the Closing, the Company shall pay the legal fees and expenses of SF&G (legal counsel only for Westcliff) and all due diligence fees and expenses incurred by Westcliff, incurred in connection with this Addendum, the other Related Documents and the transactions contemplated hereby and thereby. For the avoidance of doubt, no fees paid to SF&G pursuant to this section 6.11 shall be deemed to be payment to counsel for the Investors or the Additional Investors as required to be made by the Company pursuant to section 2.7 of the Investors' Rights Agreement, as amended and restated.

      Legal Matters. All matters of a legal nature which pertain to this Addendum and the transactions contemplated hereby shall have been approved by each Additional Investor's counsel.

      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Additional Investor, and the Additional Investor shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

    The Company's Conditions to the Closing. The Company's obligation to deliver the Securities at the Closing is subject to the fulfillment to the Company's satisfaction at such Closing of the following conditions:

      Representations and Warranties. The representations and warranties of each Additional Investor contained in section 5 hereof shall be true and correct on and as of the Closing.

      Performance. The Additional Investors shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in the Addendum that are required to be performed by it or them or with which it or they are required to have complied on or before the Closing.

    Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee, three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized, receipted, overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address(es) specified on the signature page of this Addendum for the Company and on Schedule A attached hereto for each Investor (or at such other address as shall be specified by like notice).

    Counterparts. This Addendum may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

    Governing Law. This Addendum shall be governed by and construed and interpreted in accordance with the law of the State of New York, without regard to that state's conflict of laws principles.

    Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Addendum, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    Representation. Each party hereto acknowledges that (a) Westcliff Capital Management, LLC retained SF&G to represent Westcliff in connection with this Addendum, the other Related Documents and the transactions related hereto and thereto, (b) the interests of Westcliff may not necessarily coincide with the interests of other Additional Investors, (c) SF&G does not represent any Investor or Additional Investor other than Westcliff in connection with the transaction contemplated hereby and thereby, and (d) each Additional Investor has consulted with, or has had an opportunity to consult with, its own legal counsel and has not relied on SF&G for legal counsel in connection with this Addendum, the other Related Documents and the transactions related hereto and thereto.

IN WITNESS WHEREOF, this Addendum has been duly executed by or on behalf of the parties hereto as of the date first above written.

KFx INC.

By:

Name:

Title:

Address:

3300 East First Avenue, Suite 290
Denver, CO 80206
Fax: (303) 293-8430

with a copy to:

Leslie J. Goldman, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, DC 20005

Facsimile: (202) 393-5719

THE ADDITIONAL INVESTORS:

WESTCLIFF AGGRESSIVE GROWTH, L.P.

WESTCLIFF LONG/SHORT, L.P.

WESTCLIFF PARTNERS, L.P.

WESTCLIFF SMALL CAP FUND, L.P.

By: Westcliff Capital Management, LLC

Its: General Partner

By:

Richard S. Spencer III, Manager

WESTCLIFF MASTER FUND, L.P.

WESTCLIFF PROFIT SHARING AND MONEY PURCHASE PENSION PLAN

CANCER CENTER OF SANTA BARBARA

PALM TRUST

PARKER FOUNDATION

UNIVERSITY OF SAN FRANCISCO

By: Westcliff Capital Management, LLC

Its: Investment Adviser and Attorney-In-Fact

By:

Richard S. Spencer III, Manager

RAM TRADING, LTD. By: Ritchie Capital Management, LLC Its: Investment Adviser By: David Popovich, Chief Financial Officer

NORANDA FINANCE, INC. RETIREMENT PLAN FOR AFFILIATED COMPANIES TRUST

By: Mellon Bank, N.A., solely in its capacity as Trustee for the Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust (as directed by Westcliff Capital Management, LLC), and not in its individual capacity

By:

Bernadette T. Rist
Authorized Signatory

THE EXISTING INVESTORS

WESTCLIFF AGGRESSIVE GROWTH, L.P.

WESTCLIFF ENERGY PARTNERS, L.P.

WESTCLIFF LONG/SHORT, L.P.

WESTCLIFF PARTNERS, L.P.

WESTCLIFF PUBLIC VENTURES FUND, L.P.

WESTCLIFF SMALL CAP FUND, L.P.

By: Westcliff Capital Management, LLC

Its: General Partner

By:

Richard S. Spencer III, Manager

WESTCLIFF FOUNDATION

WESTCLIFF MASTER FUND, L.P.

WESTCLIFF PROFIT SHARING AND MONEY PURCHASE PENSION PLAN

CANCER CENTER OF SANTA BARBARA

PALM TRUST

PARKER FOUNDATION

UNIVERSITY OF SAN FRANCISCO

By: Westcliff Capital Management, LLC

Its: Investment Adviser and Attorney-In-Fact

By:

Richard S. Spencer III, Manager

RAM TRADING, LTD. By: Ritchie Capital Management, LLC Its: Investment Adviser By: David Popovich, Chief Financial Officer

NORANDA FINANCE, INC. RETIREMENT PLAN FOR AFFILIATED COMPANIES TRUST

By: Mellon Bank, N.A., solely in its capacity as Trustee for the Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust (as directed by Westcliff Capital Management, LLC), and not in its individual capacity

By:

Bernadette T. Rist
Authorized Signatory

PENINSULA FUND, L.P. By: Peninsula Capital Management, Inc. Its: General Partner By: Scott Bedford, President

COMMON SENSE PARTNERS, L.P.

By: Peninsula Capital Management, Inc.
Its: Investment Adviser

By:

Scott Bedford, President

By: Common Sense Investment Management, LLC

Its: General Partner

By:

Scott A. Thompson
Director and Senior Vice President Finance

EXHIBIT A

LEGAL OPINION

EXHIBIT B

SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

EXHIBIT C

SECOND AMENDED AND RESTATED PUT AGREEMENT

SCHEDULE A

ADDITIONAL INVESTORS
Additional Investor Name and Address	Shares of Common Stock	Shares of Common Stock Issuable On Exercise of the Warrant	Aggregate Investment Amount
Westcliff Aggressive Growth, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	11,081	12,466	$27,702.50
Westcliff Partners, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	26,539	29,856	$66,347.50
Westcliff Long/Short, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	6,926	7,792	$17,315.00
Westcliff Small Cap Fund, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	6,607	7,433	$16,517.50
Cancer Center of Santa Barbara c/o Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	3,450	3,881	$8,625.00
Westcliff Master Fund, L.P. c/o Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	56,570	63,642	$141,425.00
Parker Foundation c/o Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	7,361	8,281	$18,402.50
Palm Trust c/o Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	11,451	12,883	$28,627.50
University of San Francisco c/o Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	7,227	8,130	$18,067.50
Westcliff Profit Sharing and Money Purchase Pension Plan c/o Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642	1,608	1,809	$4,020.00
Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust c/o Mellon Bank, N.A. One Mellon Bank Center Pittsburgh, PA 15258-0001 Attention: Bernadette T. Rist	61,180	68,827	$152,950.00
Ram Trading, Ltd. c/o David Popovich Ritchie Capital Management, LLC 210 East State Street Batavia, IL 60510	200,000	225,000	$500,000.00
TOTAL

SCHEDULE B

EXISTING INVESTORS

Westcliff Aggressive Growth, L.P.

Westcliff Energy Partners, L.P.

Westcliff Long/Short, L.P.

Westcliff Partners, L.P.

Westcliff Public Ventures Fund, L.P.

Westcliff Small Cap Fund, L.P.

Westcliff Foundation

Westcliff Master Fund, L.P.

Westcliff Profit Sharing and Money Purchase Pension Plan

Cancer Center of Santa Barbara

Palm Trust

Parker Foundation

University of San Francisco

Ram Trading, Ltd.

Peninsula Fund, L.P.

Common Sense Partners, L.P.